EXHIBIT 10.2
OVERRUN GUARANTY
     This OVERRUN GUARANTY (“Guaranty”), dated as of October 1, 2007, is entered into by and between Robert M. Worsley and Christi M. Worsley (each individually, a “Guarantor” and collectively, “Guarantors”) and Renegy Holdings, Inc., a Delaware corporation (“Holdings”).
     WHEREAS, Holdings, Catalytica Energy Systems, Inc., a Delaware corporation (“Catalytica”), Snowflake Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Holdings, Renegy, LLC, an Arizona limited liability company (“Renegy”), Renegy Trucking, LLC, an Arizona limited liability company (“Renegy Trucking”), Snowflake White Mountain Power, LLC, an Arizona limited liability company (“Snowflake” and, together with Renegy and Renegy Trucking, the “Companies”), Robert M. Worsley, Christi M. Worsley and the Robert M. Worsley and Christi M. Worsley Revocable Trust (the “Worsley Trust”), have entered into that certain Contribution and Merger Agreement dated as of May 8, 2007, as amended (the “Merger Agreement”), pursuant to which Catalytica and the Companies shall combine and each of them shall become wholly owned subsidiaries of Holdings upon the terms and subject to the conditions set forth therein (the “Merger”);
     WHEREAS, at the Closing (such term and each other term used but not defined herein has the meaning given to it in the Merger Agreement) and subject to the terms of the Merger Agreement, the Worsley Trust, which is controlled by the Guarantors, in consideration of the contribution of all of the membership interests in the Companies to Holdings, shall be entitled to receive shares of Holdings Common Stock and warrants to purchase shares of Holdings common stock, in each case subject to adjustment pursuant to the Merger Agreement;
     WHEREAS, the Companies, CoBank, ACB, as Administrative Agent and Collateral Agent, the LC Issuer as defined therein, and the Lenders party thereto have entered into that certain Credit Agreement, dated as of September 1, 2006, as amended (the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Companies;
     WHEREAS, Guarantors and CoBank, ACB, as Administrative Agent under the Credit Agreement (“CoBank”) entered into that certain Sponsor Guaranty dated as of September 1, 2006 (the “Sponsor Guaranty”), pursuant to which, among other things, Guarantors guaranteed to Administrative Agent that Guarantors shall pay Snowflake any amounts in excess of the budgeted Project Costs of $67,310,572 which are necessary to achieve Completion (as such terms are defined in the Credit Agreement); and
     WHEREAS, the execution and delivery of this Guaranty by Guarantors is a condition precedent to Catalytica’s obligation to consummate the transactions contemplated by the Merger Agreement.

     NOW, THEREFORE, in order to induce Catalytica to enter into the Merger Agreement and the Collateral Agreements and in order to induce Holdings to agree to the rights and obligations of Holdings under the Merger Agreement pursuant to the Assumption Agreement, and for each of Catalytica and Holdings to take the actions contemplated thereby, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound with knowledge that Catalytica and Holdings will rely hereon, Guarantors hereby represent, warrant, covenant and agree as follows:
     1. Guaranty. Guarantors hereby jointly and severally unconditionally, irrevocably, continuously, and absolutely guarantee to Holdings that if the Project Costs (as defined in the Credit Agreement) which are necessary to achieve Commercial Operation (as defined in the Credit Agreement) exceed the sum of: (x) budgeted Project Costs of $67,310,572 and (y) $2,000,000, Guarantors shall pay such excess amount to Holdings in sufficient time for Holdings to be able to pay the applicable Projects Costs (the “Guaranteed Obligations”). For the avoidance of doubt, (i) Project Costs as used in this Guaranty shall include any and all operating and other costs (including, without limitation, the cost of, or cost to procure, feed stock, testing, payroll and related benefits, insurance, gas, lubes, financing fees and interest costs, other soft costs, and investment in any Renegy entities but excluding depreciation) necessary to achieve Commercial Operation (as defined in the Credit Agreement) and offset by any revenues generated by sales of electricity and logging activities, and (ii) Project Costs as used in this Guaranty shall not include any such operating or other costs incurred after the date upon which Commercial Operation (as defined in the Credit Agreement) is achieved.
     2. Guaranty Absolute. The liability of Guarantors under this Guaranty shall be absolute, unconditional, present and continuing until all of the Guaranteed Obligations have been indefeasibly paid in full or performed, as applicable, irrespective of:
          (a) any assignment or other transfer, in whole or in part, of Holdings’ interests in and rights under this Guaranty, the Merger Agreement and/or the Collateral Agreements, including, without limitation, Holdings’ right to receive payment and require performance of the Guaranteed Obligations;
          (b) any amendment, waiver, renewal, extension or release of or any consent to or departure from or other action or inaction related to the Merger Agreement, the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement), or any other agreement or instrument relating to the Guaranteed Obligations;
          (c) any lack of validity or enforceability of or defect or deficiency in this Guaranty or any other documents to which Holdings, the Companies and/or either Guarantor is or may become a party;
          (d) any modification, extension or waiver of any of the terms of this Guaranty;
          (e) except as to applicable statutes of limitation, failure, omission, delay, waiver or refusal by Holdings to exercise, in whole or in part, any right or remedy held by Holdings with respect to this Guaranty;

          (f) insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, death, liquidation, winding up, dissolution or other similar proceeding of Holdings, the Companies, one or both of the Guarantors or any other guarantor of the Guaranteed Obligations or other similar proceeding; and
          (g) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Guarantors in respect of the Guaranteed Obligations, other than payment in full of the Guaranteed Obligations.
     3. Obligations Several. This is a guaranty of payment and performance and not of collection. The obligations of Guarantors hereunder are several from the Companies or any other person (including with respect to one Guarantor, the other Guarantor), and are primary obligations concerning which Guarantors are the principal obligors. There are no conditions precedent to the enforcement of this Guaranty, except as expressly contained herein. It shall not be necessary for Holdings, in order to enforce payment and performance by Guarantors under this Guaranty, to exhaust its remedies against the Companies or Guarantors, any other guarantor, or any other person liable for the payment or performance of the Guaranteed Obligations. Holdings shall not be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations.
     4. Obligations Continuing. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations are annulled, set aside, invalidated, declared to be fraudulent or preferential, rescinded or must otherwise be returned, refunded or repaid by Holdings, or by Snowflake respecting the Sponsor Guaranty, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Guarantor, any of the Companies or any other guarantor, or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, either Guarantor, any of the Companies or any other guarantor or any substantial part of their property or otherwise, all as though such payment or payments had not been made.
     5. Enforcement of Guaranty. The Special Committee of Holdings, acting on behalf of Holdings, shall have the power to enforce this Guaranty against Guarantors and each of them to the full extent of Guarantors’ obligations under this Guaranty. In no event shall Holdings have any obligation (although it is entitled, at its option) to proceed against the Companies before seeking satisfaction from Guarantors, and Holdings may proceed, prior or subsequent to, or simultaneously with, the enforcement of Holding’s rights hereunder, to exercise any right or remedy which it may have under this Guaranty and the Merger Agreement.
     6. Waiver. Guarantors hereby waive:
          (a) notice of acceptance of this Guaranty, of the creation or existence of any of the Guaranteed Obligations and of any action by Holdings in reliance hereon or in connection herewith;

          (b) except as expressly set forth herein, promptness, diligence, all setoffs, presentment, demand for payment or performance, notice of dishonor, nonpayment or nonperformance, protest and notice of protest with respect to the Guaranteed Obligations;
          (c) any requirement for Holdings, the Companies or any other person to protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Guarantors or either of them, any other entity or any collateral;
          (d) any provision of any statute or judicial decision otherwise applicable hereto which restricts or in any way limits the rights of any obligee against a guarantor or surety following a default or failure of performance by an obligor with respect to whose obligations the guarantee or surety is provided;
          (e) any requirement that suit be brought against, or any other action by Holdings be taken against, or any notice of default or other notice be given to, or any demand be made on, Guarantors, the Companies or any other person, or that any other action be taken or not taken as a condition to Guarantors’ liability for the Guaranteed Obligations under this Guaranty or as a condition to the enforcement of this Guaranty against Guarantors; and
          (f) any defense of the Companies or the cessation, from any cause whatsoever, of the liability of the Companies.
     7. Expenses. Guarantors agree to pay on demand any and all costs, including reasonable legal fees, and other expenses incurred by Holdings in enforcing Guarantors’ obligations under this Guaranty. Guarantors hereby unconditionally, absolutely and irrevocably agree to hold Holdings and its successors and assigns harmless and to indemnify Holdings and its successors and assigns from, for and against any and all costs and expenses, including reasonable attorneys’ fees, arising out of or relating to any failure by Guarantors to carry out, observe and perform in accordance with this Guaranty any of the Guaranteed Obligations contained in or arising from this Guaranty.
     8. Benefit of Guaranty. The provisions of this Guaranty are for the benefit of Holdings and its successors, transferees, endorsees and assigns.
     9. Subrogation. Guarantors hereby waive any right of subrogation they otherwise might have had against the Companies.
     10. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against the Companies or either one or both of Guarantors for liquidation or reorganization, should the Companies or either one or both of Guarantors become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Companies’ or one or both of Guarantors’ assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or otherwise must be restored or returned by Holdings, or by Snowflake respecting the Sponsor Guaranty, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     11. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until the Guaranteed Obligations have been paid in full. Any other guarantors of all or any part of the Guaranteed Obligations may be released without affecting the liability of Guarantors hereunder.
     12. Adjustment to Merger Agreement Contribution Consideration. Any payments made to Holdings by Guarantors pursuant to this Guaranty shall constitute a reduction in the Contribution Consideration pursuant to the Merger Agreement.
     13. Notices. All demands, notices and other communications provided for hereunder shall, unless otherwise specifically provided herein, (a) be in writing addressed to the party receiving the notice at the address set forth below or at such other address as may be designated by written notice, from time to time, to the other party, and (b) be effective upon delivery, when mailed by U.S. mail, registered or certified, return receipt requested, postage prepaid, or personally delivered. Notices shall be sent to the following addresses:

If to Holdings:	Renegy Holdings, Inc.
To Holdings’ Chief Financial Officer at the address of Holdings’ principal office as set forth in the last filing by Holdings with the Securities and Exchange Commission
Attn: Special Committee of the Board of Directors
Telephone: (480) 556-5555
Facsimile: (480) 556-5500

With a copy to (which shall not constitute notice):

Donna M. Petkanics, Esq.
Bradley L. Finkelstein, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Telephone: (650) 493-9300
Facsimile: (650) 493-6811

If to Guarantors:	Robert M. Worsley and Christi M. Worsley
3418 N.Val Vista Drive
Mesa, AZ 85213
Telephone: (480) 219-1063
Facsimile: (480) 718-7977

With a copy to (which shall not constitute notice):

Christopher D. Johnson, Esq.
Squire, Sanders & Dempsey L.L.P.
40 North Central Ave., Suite 2700
Phoenix, Arizona 85004
Telephone: (602) 528-4000
Facsimile: (602) 253-8129
     14. No Waiver; Remedies. Except as to applicable statutes of limitation, no failure on the part of Holdings to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     15. Term; Termination. This Guaranty shall continue in full force and effect until payment in full of the Guaranteed Obligations; provided, however, that the obligations and liabilities of Guarantors hereunder shall continue in full force and effect with respect to any breach of Guarantors’ obligations hereunder or of the Guaranteed Obligations, in each case occurring prior to such termination. Notwithstanding anything to the contrary herein, in no event shall this Guaranty or the obligations hereunder expire or terminate prior to Commercial Operation (as defined in the Credit Agreement).
     16. Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, and legal representatives, and Holdings may assign any of its rights and benefits hereunder without notice to Guarantors, but Guarantors shall not have the right to assign their obligations hereunder or any interest herein without the prior written consent of the Special Committee of Holdings. Any such purported assignment by Guarantors shall be void.
     17. Amendments, Etc. No amendment of this Guaranty shall be effective unless in writing and signed by Guarantor and the Special Committee of Holdings. No waiver of any provision of this Guaranty or consent to any departure by Guarantors therefrom shall in any event be effective unless such waiver shall be in writing and signed by the Special Committee of Holdings. Any such waiver shall be effective only in the specific instance and for the specific purpose for which it was given.
     18. Captions. The captions in this Guaranty have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Guaranty.

     19. Representation and Warranties. Guarantors represent and warrant that this Guaranty constitutes the legal, valid and binding obligation of Guarantors enforceable against Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency and other laws of general applicability relating to or affecting the rights of creditors and to general equity principles.
     20. Limitation by Law. All rights, remedies and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Guaranty are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Guaranty invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law. In the event that any provision of this Guaranty is held to be invalid or unenforceable in whole or in part by any court of competent jurisdiction, the remainder hereof shall continue in full force and effect, and the affected provision shall be enforced to the extent permitted by law.
     21. GOVERNING LAW. THIS GUARANTY IS MADE UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUSIVE OF ANY CONFLICT OF LAWS PRINCIPLES AND PROVISIONS THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.
     22. Jurisdiction and Venue. Guarantors irrevocably submit to the jurisdiction of the federal and state courts in the state of Delaware and agree that the venue of any action or proceeding brought by either or both of Guarantors shall be in such courts.
     23. WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR PROCEEDING RELATING TO THIS AGREEMENT.
     24. Entire Agreement. This Guaranty and the Merger Agreement and the agreements contemplated thereby constitute the entire agreement among the parties and supersedes all prior and contemporaneous agreements and understandings of the parties with respect to the subject matter hereof.
     25. Guarantor Acknowledgments. Guarantors acknowledge that (i) they have read and understand this Guaranty and enter into this Guaranty voluntarily, (ii) they have been advised by counsel in the negotiation, execution, and delivery of this Guaranty, and (iii) Holdings has no fiduciary relationship to either one of Guarantors.
     26. Effectiveness of Guaranty. This Guaranty shall be effective at the Effective Time of the Merger. Holdings shall not have any rights hereunder, express or implied, nor shall Guarantors have any obligations hereunder, express or implied, until the Effective Time.
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     IN WITNESS WHEREOF, Guarantors have caused this Overrun Guaranty to be duly executed and delivered as of the date first written above.

/s/ Robert M. Worsley
Robert M. Worsley

/s/ Christi M. Worsley
Christi M. Worsley

[Signature Page to Overrun Guaranty]